SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): January 27, 2016 (January 10, 2016)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Address of principal executive offices)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note

This Form 8-K/A (the “Amendment”) amends Items 4.01(a) and 9.01 of the Current Report on Form 8-K filed by Akorn, Inc. (the “Company”) on January 14, 2016 (the “Original Filing”). This Form is being amended for the purpose of including a copy of the letter provided to the Securities and Exchange Commission (the “SEC”) by KPMG LLP (“KPMG”), which is included as Exhibit 16.1. Other than as described above, this Amendment does not modify or update any disclosures in or exhibits to the Original Filing and does not reflect any events that have occurred subsequent to the Original Filing.

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accountant

As previously disclosed in the Original Filing, the Audit Committee of the Board of Directors of the Company approved the change in independent registered public accounting firm from KPMG to BDO USA, LLP.

At the time of the Original Filing, the Company had not yet obtained a letter from KPMG to the SEC responding to the Original Filing. KPMG provided its letter to the Company on January 25, 2016. The Company is now filing this Form 8-K/A to include KPMG’s response to the SEC as Exhibit 16.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.   See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer

Date: January 27, 2016

Exhibit Index

Exhibit No.	Description of Exhibit.
16.1	Letter from KPMG LLP addressed to the Securities and Exchange Commission, dated as of January 25, 2016.